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                                                        EXHIBIT 2
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                           Citigroup Global Markets Inc. is a broker-dealer registered under
                                        Section 15 of the Act (15 U.S.C. 78o).

                       Smith Barney Fund Management LLC is an investment adviser in accordance with
                                             Section 240.13d-1(b)(1)(ii)(E).

                            Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the
                                          securities reported in this Schedule 13G.


                    Date: February 11, 2004



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                             Name:  Joseph B. Wollard
                                             Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Joseph B. Wollard
                                         -------------------------------------
                                             Name:  Joseph B. Wollard
                                             Title: Assistant Secretary


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